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                                                                Exhibit 10(m)
                        INTERACTIVE NETWORKS INCORPORATED

                             SHAREHOLDERS' AGREEMENT


         This Agreement, dated as of April 16, 1993, by and among Interactive Networks Incorporated, a North Carolina corporation (the "Corporation"), and all of the undersigned shareholders of the Corporation (collectively referred to as the "Shareholders").

                              BACKGROUND STATEMENT

         All of the issued and outstanding shares of the Corporation are owned and held of record by the Shareholders.

         The parties hereto desire to promote their mutual interests and the interests of the Corporation by restricting transfer of the shares of the Corporation and by imposing certain rights and obligations upon the parties with respect to the Corporation and said shares.

                             STATEMENT OF AGREEMENT

         In consideration of the premises and of the mutual covenants and conditions herein contained, the parties agree for themselves, their successors and assigns as follows:

         1. Definitions. When used in this Agreement, the following terms shall have the following meanings:

                  (a) "Collateral Shares" means all of the Shares securing an Investor Group Note which, in the aggregate, equal 1,560,131 Shares.

                  (b) "Defaulted Note" means an Investor Group Note with respect to which a Note Default has occurred.

                  (c) "Defaulting Investor Group Shareholder" means the Investor Group Shareholder who executed the Defaulted Note.

                  (d) "Default Shares" means 78% of the Collateral Shares of each Investor Group Shareholder.

                  (e) "Fair Market Value" of any noncash consideration offered for Shares means the sum of (i) the fair market value of such noncash consideration in the usual sense of that term, plus (ii) the value of any special benefits to the Offeror of such noncash consideration to the extent such benefits can be reasonably identified and valued, plus
         (iii) the amount of any additional expense or cost (including additional taxes) incurred by the Offeror in accepting cash instead of such noncash consideration in each case based upon a realistic appraisal of noncash consideration, special benefits, expenses, or costs agreed


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         upon by the Offeror and the Corporation or by three independent qualified appraisers selected, respectively, by the Offeror, the Corporation, and the other two so selected.

                  (f) "Future Investment" means that loan to the Corporation in the aggregate amount of $1,600,000 to be made by the Investor Group Shareholders in the amounts set forth opposite each Investor Group Shareholder's name on Schedule A attached hereto.

                  (g) "Investor Group Note" means a Nonrecourse Promissory Note of even date herewith executed by an Investor Group Shareholder in favor of the Corporation.

                  (h) "Investor Group Shareholders" means all of the Shareholders as of the date hereof except Clearing Systems, Inc., a Delaware corporation.

                  (i) "Issue" means all issue, whether natural, adopted, or in the process of adoption.

                  (j) "Note Default" means a default in the payment of any amount due to the Corporation under an Investor Group Note by July 22, 1993 or immediately following successful installation of the Corporation's "GNS" System in four locations, whichever is later.

                  (k) "Offeror" means any Shareholder who offers to sell Shares to any other Shareholder or the Corporation pursuant to Section 4 hereof.

                  (l) "Purchase Value" means the book value per share of the Corporation as of the end of the calendar month immediately preceding the date the Shares are purported to be transferred involuntarily, as determined in accordance with generally accepted accounting principles consistently followed by the Corporation for prior periods.

                  (m) "Related Party" means a spouse, Issue, spouse of Issue, or ancestor, except that any spouse living separate and apart from the other spouse with the intention by either to cease their matrimonial cohabitation is not a Related Party; a trust for the sole benefit of one or more persons thus defined as a Related Party; or, with respect to any corporate Shareholders, any shareholder of such corporate Shareholder on the date of this Agreement.

                  (n) "Shares" means the issued and outstanding shares of the common stock of the Corporation together with all shares of the common stock of the Corporation hereafter issued by the Corporation and any shares distributed with respect to any Shares in a share split, share dividend, or other recapitalization.

                  (o) "Shareholder" means each of the undersigned shareholders and any other person who shall at any time become a holder of Shares.

                                        2

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Throughout this Agreement the masculine gender shall be deemed to include the neutral and the feminine, the singular the plural, and the plural the singular. Section headings are for the convenience of reference only and shall not be considered terms of the Agreement.

         2.       General Restrictions on Transfer.

                  (a) Each Shareholder agrees that, without the prior written consent of the other Shareholders, which consent may be withheld in the sole discretion of the other Shareholders, none of the Shares owned by him may be transferred, sold, assigned, pledged, hypothecated, encumbered, donated or otherwise disposed of except in strict compliance with the terms and provisions of this Agreement.

                  (b) The Corporation, by its execution of this Agreement, agrees that it will not cause or permit the transfer of any of the Shares to be made on its books except in accordance with this Agreement. The Corporation further agrees not to issue any additional Shares from the Corporation's authorized but unissued Shares, unless the person or entity to whom such additional Shares are issued agrees in writing that he or it, his heirs, and its successors and assigns, and such additional Shares, shall be subject to and bound by this Agreement.

         3. Transfer to Related Party. Each Shareholder's Shares may be transferred, during such Shareholder's lifetime to any Related Party of such Shareholder or by testamentary or intestate transfer if the transferee agrees to join in and be bound by this Agreement. No further transfer of such Shares shall be made by such transferee except to the Shareholder who originally owned them or to a Related Party of such Shareholder who originally owned them, or except in accordance with the provisions of Section 4 or 5 hereof.

         4. Transfer to Outsiders. No Shares shall be transferred voluntarily except as permitted under Section 3, 6 or 7 hereof or in accordance with the following provisions:

                  (a) Any Shareholder intending to transfer any Shares, except as permitted under Section 3, 6 or 7 hereof, shall first submit to the Corporation a written offer to sell such shares to the Corporation at the same price per share and upon the same terms of payment for which the intended transfer is to be made. Every written offer submitted to the Corporation in accordance with the provisions of this Section 4(a) shall continue to be a binding offer to sell until expressly accepted or rejected by an officer or director of the Corporation acting pursuant to a resolution adopted by the holders of a majority of the outstanding Shares entitled to vote on the acceptance or rejection of such offer or until the expiration of a period of thirty (30) days after the delivery of such offer to the Corporation and the other Shareholders, whichever is earlier. Upon delivery to the Corporation and the other Shareholders of any written offer submitted in accordance with the provisions of this Section 4(a), any officer or director of the Corporation, acting before the termination of the offer and pursuant to a resolution adopted by the holders of a majority

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         of the outstanding Shares entitled to vote or acceptance or rejection of such an offer may bind the Corporation to purchase all or any part of the Shares so offered.

                  (b) Upon termination of the offer referred to in subsection
         (a) above, the Offeror shall then submit to all of the other Shareholders written offers to sell, at the same price per share and upon the same terms of payment previously offered to the Corporation, any of the offered Shares not purchased by the Corporation, such Shares to be allocated among such holders pro rata in accordance with the percentage of Shares then owned by them. Each such offer shall continue to be a binding offer to sell until expressly accepted or rejected by the offeree (which acceptance or rejection shall be by notice in writing to the Offeror and to each of the other Shareholders) or until the expiration of ten (10) days after its delivery to the offeree, whichever time is earlier. If any such offeree does not elect to purchase all of the Shares offered to him, any other such offeree may purchase all or any part of the unpurchased shares by giving to the Offeror written notice of his election so to purchase not later than ten (10) days after the termination of the original offer to the offeree who did not elect to purchase all such Shares. If more than one offeree together elect to purchase more than the unpurchased Shares available, such Shares shall be allocated to such offerees pro rata in accordance with their then respective holdings of Shares.

                  (c) Every written offer submitted in accordance with the provisions of this Section 4 shall specifically name the person or persons to whom the Offeror intends to transfer the Shares, the number of Shares that he intends so to transfer to each person, and the price per share and other terms upon which each intended transfer is to be made.

                  (d) If the Corporation and the other Shareholders do not elect to purchase all of the Shares of the Offeror pursuant to Sections 4(a) and 4(b) above, no elections to purchase a portion of such shares shall be effective, and the Offeror shall, for a period of thirty (30) days thereafter, be free to transfer the offered Shares to the person or persons named in the offer to sell submitted to the Corporation and the other Shareholders at a price no less than the price per share and upon the other terms so named in the written offer.

                  (e) If any consideration to be received by the Offeror for the Shares offered is property other than cash, then the price per share shall be measured to that extent by the Fair Market Value of such noncash consideration.

                  (f) The closing of the purchase of Shares of the Offeror pursuant to this Section 4 shall be held on a date selected by the Offeror and the purchasers or purchasers of such shares, but no later than sixty (60) days after the offer to sell submitted pursuant to
         Section 4(a) above has been delivered to the Corporation and the other Shareholders.


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         5. Involuntary Transfer. The Corporation shall have the option to purchase, at the Purchase Value, any Shares that are purported to be transferred involuntarily, including, without limitation, any Purported transfer by or pursuant to bankruptcy, attachment, divorce, equitable distribution, or operation of law, but excluding a transfer upon death. An officer or director of the Corporation acting pursuant to a resolution adopted by the Board of Directors may exercise this option by giving written notice to the Shareholders and to the purported transferee at any time within three (3) months after the Corporation receives written notice of such purported transfer. The purchase price shall be paid in full in cash to the Shareholder no later than the date six (6) months after the date the Corporation exercises the option.

         6. Note Default. Upon the occurrence of a Note Default, the Defaulting Investor Group Shareholder shall submit to all of the other Investor Group Shareholders written offers to assign the Defaulted Note and convey all or a portion of the Collateral Shares to the other Investor Group Shareholders in exchange for the assumption of all or a portion of the obligations of the Defaulting Investor Group Shareholder under the Defaulted Note, the assignment of the Defaulted Note and the conveyance of the Collateral Shares to be allocated among the other Investor Group Shareholders on the basis of the percentage of Shares then owned by them. Each such offer shall continue to be a binding offer to assign the Defaulted Note and convey all of the Collateral Shares until expressly accepted or rejected by the offeree (which acceptance or rejection shall be by notice in writing to the Defaulting Investor Group Shareholder and to each of the other Investor Group Shareholders) or until the expiration of twenty (20) days after its delivery to the offeree, whichever time is earlier. If any such offeree does not elect to assume the obligations of the Defaulting Investor Group Shareholder under the Defaulted Note offered to him, any other offeree may assume all or any part of such unassumed obligations under the Defaulted Note by giving to the Defaulting Investor Group Shareholder written notice of his election so to assume not later than ten (10) days after the termination of the original offer to the offeree who did not elect to assume all such obligations offered to him. If such offerees elect to assume more of the obligations of the Defaulting Investor Group Shareholder under the Defaulted Note than are available, such Defaulted Note (and Collateral Shares) shall be allocated to such offerees in accordance with the allocation agreed upon by such offerees or, in the absence of such agreement, in proportion to their then respective holdings of Shares. Every written offer submitted in accordance with the provisions of this Section 7 shall specifically name the amount of the obligation of the Defaulting Investor Group Shareholder under the Defaulted Note and the number of Collateral Shares. Alternatively, at the option of the Defaulting Investor Group Shareholder and with the consent of a majority in interest of the Investor Group Shareholders, the Defaulting Investor Group Shareholder may direct the Corporation to sell such portion of his Collateral Shares as shall be necessary to satisfy his Note to an identified third party or parties, and, upon completion of the sales, the remaining Collateral Shares shall be released by the Corporation to the Defaulting Investor Group Shareholder; provided, that no sale of Collateral Shares may be made except in compliance with applicable federal and state securities laws. it is the intention of the Investor Group Shareholders that they will cooperate with each other in such sales so as to sell Shares pro rata in accordance with their respective shareholdings.


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         7. Future Investment. Each Investor Group Shareholder shall be obligated on October 22, 1993 or three months following the profitable (in accordance with generally accepted accounting principles) installation of the Corporation's "GNS" System in four locations, whichever is later; either (i) to make his portion of the Future Investment in the form of a loan to the Corporation (in the amount set forth on Schedule A) or (ii) to arrange for another person or entity to acquire Shares as contemplated by this Section and/or to lend to the Corporation a sum equal to or greater than said Investor Group Shareholder's portion of the Future Investment. An Investor Group Shareholder may, with the consent of the majority in interest of the other Investor Group Shareholders (based upon their holdings of Shares), surrender any or all of his Shares to the Corporation for sale to any other person or entity, regardless of whether or not such person or entity is a Shareholder at the time of such transfer, in connection with such Shareholder's making or arranging for said other person's or entity's making his portion of the Future Investment, in which case the price received by the Corporation for such Shares will be deemed to be a portion of the Shareholder's Future Investment; provided, that no sale of Collateral Shares may be made except in compliance with applicable federal and state securities laws. It is contemplated that the Investor Group Shareholders will cooperate with each other in raising additional funds for the Corporation to the extent they elect not to lend funds to the Corporation themselves and that their shareholdings will be diluted on a pro rata basis with respect to any sales of Shares in connection with such efforts without dilution of the percentage shareholdings of Clearing Systems, Inc. If any Investor Group Shareholder does not lend or obtain his or her loan for the Corporation, he or she will forfeit to the Corporation such percentage of the Default Shares as shall equal the percentage of his or her loan not provided, whereupon such Investor Group Shareholder's obligations under this section shall terminate.

         8. Pledge as Collateral. The provisions of Section 4 shall not apply to the bona fide, good faith pledge of any Shares as collateral for a loan, but the provisions of Section 5 shall apply to any attempted sale or other disposition of Shares under any such pledge (whether by foreclosure, consent, public or private sale, or otherwise) otherwise than in accordance with this Agreement.

         9. Transferees. Every transferee of Shares that are transferred in accordance with the provisions of this Agreement shall be deemed a Shareholder and all such transferees shall be bound by all of the provisions of this Agreement. Any purported or attempted transfer of Shares that does not comply with the provisions of this Agreement shall be null and void and the purported transferee shall not be deemed to be a Shareholder of the Corporation and shall not be entitled to vote the Shares or to receive a stock certificate or any dividends or other distributions on or with respect to such Shares. For the purposes of this Agreement, a purported transfer of Shares that causes such shares to be subject to an option under Section 4 shall be deemed to comply with the provisions of this Agreement only after the expiration of such option.

         10. Management of the Corporation. So long as he owns Shares, each Shareholder agrees to vote his Shares to require that, in order to be effective, any action by the Board of Directors of the Corporation, including, without limitation, any amendment of the Bylaws of the

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Corporation, must receive the approval of the greater of (i) a majority of the directors then constituting the Board of Directors of the Corporation or (ii) four of the directors of the Corporation.

         11. Share Certificates. Every certificate representing Shares of the Corporation shall bear the following legend prominently displayed:

         "The shares represented by this certificate, and the transfer thereof, are subject to the provisions of that certain Shareholders' Agreement, dated as of April 16, 1993, a copy of which is on file in, and may be examined at, the principal office of the Corporation."

         12. Cumulative Voting For Directors. During the term of this Agreement, the parties hereto agree that each shareholder entitled to vote at an election of directors shall have the right to cast the number of votes he is entitled to cast for as many persons as there are directors to be elected, or to cumulate his votes by giving one candidate as many votes as the number of directors to be elected multiplied by the number of his votes shall equal, or by distributing such votes on the same principle among any number of such candidates. This right of cumulative voting shall not be exercised unless (a) the meeting notice or proxy statement accompanying the notice states conspicuously that shareholders are entitled to cumulate their votes, or (b) each shareholder or proxy who has the right to cumulate his votes announces in open meeting, before the voting for the directors starts, his intention to vote cumulatively; and if such announcement is made, the chair shall declare that all shares entitled to vote have the right to vote cumulatively and shall announce the number of votes represented in person and by proxy and shall thereupon grant a recess of a reasonably sufficient period of time in order to allow all shareholders to vote cumulatively. This right of cumulative voting further shall not be effective after termination of this Shareholders' Agreement. The parties further agree that the first sentence of Article III, Section 2 of the Bylaws of the Corporation will not be amended without the consent of eighty percent (80%) of the Shareholders during the term of this Agreement.

         13. Issuance of Additional Shares. The parties hereto agree that the Corporation shall not issue any additional Shares, or any other securities convertible into Shares, if more than one director of the Corporation votes against such issuance unless (a) a majority of the directors of the Corporation approve the issuance of such additional Shares or securities, and (b) such shares are first offered by the Corporation to the existing shareholders pro rata in accordance with the percentage of Shares then owned by them at the same price and on the same terms as the Shares or securities are otherwise proposed to be issued. This Section 13 shall not apply to any issuance of shares in connection with Sections 6 and 7 hereof.

         14. Shareholders' Meetings. During the term of this Agreement, all meetings of shareholders of the Corporation shall be held within the states of Connecticut, New York and North Carolina unless each holder of record of more than 5% of the then outstanding shares of the Company shall consent to some other location.


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         15. Validity and Enforceability. Each Shareholder agrees that each and every provision of this Agreement is reasonably necessary for the protection of the rights and interests of each Shareholder and his heirs, successors or assigns and that monetary damages may not be an adequate remedy for a breach of this Agreement. Accordingly, and without limiting the generality of the foregoing statement, should any dispute arise concerning the sale or other disposition or transfer of any of the Shares by him, each Shareholder consents and agrees that an injunction may be issued to restrain any such sale or disposition pending the determination of such controversy. In the event of any controversy concerning the right of any Shareholder or the Corporation to purchase any Shares subject to this Agreement, such right to purchase shall be enforceable in a court of competent jurisdiction by a decree of specific performance. Notwithstanding the entitlement of any Shareholder or the Corporation to the remedy of specific performance, such remedy shall be in addition to, and not in limitation of, any other rights and remedies at law or in equity that any Shareholder or the Corporation may have.

         16. Notices. All notices, offers, acceptances, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or if mailed by prepaid certified or registered mail, return receipt requested, to the Corporation (Attention: Board of Directors) at its principal office or such other address of which the Corporation shall notify the Shareholders pursuant to this Section 15, and to each Shareholder at his most recent address appearing in the records of the Corporation or such other address of which he shall notify the Corporation pursuant to this Section 16.

         17. Binding Effect. The terms of this Agreement shall be binding upon the parties hereto and their respective personal representatives, administrators, executors, legatees, heirs, successors and assigns. No party may assign any of his rights or obligations under this Agreement without the written consent of the Corporation and each person who is then an owner of any Shares. This Agreement shall be binding upon any person to whom any of the Shares subject hereto are transferred in violation of the provisions of this Agreement, and the personal representatives, administrators, executors, legatees, heirs, successors and assigns of such person.

         18. Amendment, Modification and Termination. This Agreement may be amended or modified at any time or times by the mutual written agreement of the Corporation and Shareholders holding not less than eighty percent (80%) of the outstanding Shares; provided, however, that the mutual written agreement of the Corporation and all of the Shareholders shall be required to amend or modify
Section 6 hereof. No such amendment or modification, however, shall affect the right of any party to receive, or the obligation of any party to pay, upon the terms and conditions of this Agreement, the purchase price for Shares sold pursuant to this Agreement prior to such amendment or modification. This Agreement shall terminate automatically and without any further action by any party upon the earliest of: (i) the effective date of a registration statement filed under the Securities Act of 1933, as amended, pursuant to which a public offering of capital stock of the Corporation is to be made; (ii) a sale of all of the outstanding Shares or substantially all of the assets of the Corporation;
(iii) a vote to terminate this Agreement by

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Shareholders holding not less than eighty percent (80%) of the outstanding
Shares; or (iv) 10 years from the date of this Agreement.

         19. Dispute Resolution. Before a Shareholder commences a legal action arising out of or relating to this Agreement, he shall notify the other Shareholders and the Board of Directors of the Corporation in writing of his intention to commence an action and of the basis for the action and, except as hereinafter provided, shall not commence an action for at least 30 days after such written notification. During such 30-day period, the Shareholders shall make reasonable and good faith efforts to resolve the dispute that is the subject of the threatened action, by means of nonbinding arbitration or a similar nonbinding procedure. Notwithstanding the foregoing, either Shareholder may commence an action during the aforesaid 30-day period for the purpose of obtaining a preliminary injunction to preserve the status quo during the 30-day period.

         20. Entire Agreement. This Agreement constitutes the entire agreement among the parties pertaining to the matters addressed herein and supersedes all prior agreements and understandings, oral and written, if any there be, with respect thereto.

         21. Severability. If any provision of this Agreement is declared to be invalid for any reason or to have ceased to be binding on the parties hereto, such provision shall be severed, and all other provisions herein shall continue to be effective and binding.

         22. Governing Law. This Agreement may be executed in counterparts and shall be subject to and governed by the laws of the State of North Carolina.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date hereof.

                                  INTERACTIVE NETWORKS INCORPORATED


[Corporate Seal]                  By:
                                  Title:
Attest:


Secretary

[Corporate Seal]                  SHAREHOLDERS:
                                  CLEARING SYSTEMS, INC.
ATTEST:
                                  By:
                                  Title:
Secretary

                                        9

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                                                                        (SEAL)
                                   L. Richardson Preyer, Jr.


                                                                        (SEAL)
                                   Haynes G. Griffin


                                                                        (SEAL)
                                   Stephen R. Leeolou


                                                                        (SEAL)
                                   William R. Emerson, Jr.


                                                                        (SEAL)
                                   Peter B. Ruffin, Jr.


                                                                        (SEAL)
                                   Thomas B. Hubbard, III


                                                                        (SEAL)
                                   Richard P. Ludington


                                                                        (SEAL)
                                   Henry Sloan


                                                                        (SEAL)
                                   Edward N. Boehm


                                                                        (SEAL)
                                   Steve Carlson


                                                                        (SEAL)
                                   William H. Blount


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                                                                        (SEAL)
                                   Theodore H. Koenig


                                                                        (SEAL)
                                   Robert F. Hutchens


                                                                        (SEAL)
                                   Charles Lowe


                                                                        (SEAL)
                                   Chris Lowe



SIGNATURE PAGE TO SHAREHOLDERS' AGREEMENT DATED APRIL 16, 1993


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                                   SCHEDULE A



Shareholder                                                    Amount of Loan

L. Richardson Preyer, Jr.                                        $186,747
Haynes G. Griffin                                                 186,747
Stephen R. Leelou                                                 186,747
William P. Emerson, Jr.                                           168,072
Peter B. Ruffin, Jr.                                              168,072
T. R. Hubbard III                                                 186,747
Olivia M. Ludington                                                62,249
Edward N. Boehm                                                    87,149
Steve Carlson                                                      62,249
William H. Blount                                                  62,249
Marilyn M. Koenig                                                  62,249
Robert F. Hutchens                                                 37,349
Charles Lowe                                                       60,420
Chris Lowe                                                         53,659
Henry Sloan                                                        29,296

SHA


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